                                                                     Exhibit 4.3


WARRANT                                                  WARRANT

                                           THIS CERTIFICATE IS TRANSFERRABLE IN
                                         NEW YORK, NEW YORK OR CHICAGO, ILLINOIS

----------------                                                ----------------
[  CERTIFICATE ]                                                [    SHARES    ]
[    NUMBER    ]                                                [              ]
[              ]                                                [              ]
[   ZQ 000176  ]                                                [              ]
[              ]                                                [              ]
----------------             MARSHALL EDWARDS, INC.             ----------------
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT
                           MR. SAMPLE & MRS. SAMPLE &      ---------------------
                            MR. SAMPLE & MRS. SAMPLE       [ CUSIP 572322 11 3 ]
                                                           ---------------------
                                                              SEE REVERSE FOR
                                                            CERTAIN DEFINITIONS

is the owner of
                           * * * SIX HUNDRED THOUSAND
                          SIX HUNDRED AND TWENTY * * *


     WARRANTS TO PURCHASE SHARES OF COMMON STOCK, PAR VALUE $.00000002 PER SHARE, OF MARSHALL EDWARDS, INC. (HEREINAFTER CALLED THE "COMPANY"), transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the warrants represented hereby, are issued and shall be held subject to all of the provisions of the Warrant Agreement between the Company and the Warrant Agent, dated as of __________, 2003, (a copy of which is on file with the Company and with a Warrant Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Warrant Agent and Registrar.


WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.



                                                                               DATED <<Month Day, Year>>
FACSIMILE SIGNATURE TO COME                ------------------                  COUNTERSIGNED AND REGISTERED:
        President                         [ Company Name Here]                 COMPUTERSHARE INVESTOR SERVICES, LLC.
                                         [                    ]                (CHICAGO)
                                        [         SEAL         ]               WARRANT AGENT AND REGISTRAR,
                                         [        2000        ]
                                          [     DELAWARE     ]
FACSIMILE SIGNATURE TO COME                ------------------
        Secretary                                                              By__________________________
                                                                                    AUTHORIZED SIGNATURE


                                    SECURITY INSTRUCTIONS ON REVERSE


             VOID AFTER 5 P.M. EASTERN TIME ON _________, 200_
                        WARRANTS TO PURCHASE COMMON STOCK

                                _______ WARRANTS
                             MARSHALL EDWARDS, INC.
                                CUSIP 572322 11 3

      THIS CERTIFIES THAT ____________________ or its registered assigns, is the registered holder of the number of Warrants ("Warrants") set forth above. Each Warrant, unless and until redeemed by the Company as provided in the Warrant Agreement, hereinafter more fully described (the "Warrant Agreement") entitles the holder thereof to purchase from Marshall Edwards Inc., a corporation incorporated under the laws of the State of Delaware the ("Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement, at any time on or before the close of business on __________, 200__ ("Expiration Date"), one fully paid and non-assessable share of Common Stock of the Company, par value $0.00000002 per share ("Common Stock") upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office in _____________, of Computershare Investor Services, LLC, Warrant Agent of the Company ("Warrant Agent") or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant initially entitles the holder to purchase one share of Common Stock for $_________. The number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment in certain events, such as mergers, splits, stock dividends, splits and the like, to prevent dilution.

      This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of ____________, 200__, between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at 140 Wicks Road, North Ryde NSW 2113, Australia, Attn: Secretary.

      The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractions of Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

      In certain cases, the sale of securities by the Company upon exercise of Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use its best efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933, and to take such reasonable action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful.

      This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Certificates so surrendered. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

      No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

      If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

      Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

(a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

(b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

      This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


WITNESS the facsimile signatures of the proper officers of the Company.

 Dated:                                 MARSHALL EDWARDS, INC.



By: ______________________________________________________________
President and CEO

COUNTERSIGNED

COMPUTERSHARE INVESTOR SERVICES, LLC, as Warrant
Agent

By: ______________________________________________________________
Authorized Officer



(WATERMARK)